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                                                                   EXHIBIT 23(A)
                                                Consent of KPMG Peat Marwick LLP


                         Independent Auditors' Consent

The Board of Directors
Communication Cable, Inc.:

We consent to incorporation by reference in the registration statement on Form S-8 pertaining to the Communication Cable, Inc. Incentive Stock Option Plan, Directors Stock Option Plan, and 1995 Outside Directors Stock Option Plan of our reports dated December 16, 1994 related to the balance sheets as of October 31, 1994 and 1993, and the related statements of earnings, stockholders' equity, and cash flows for each of the years in the three-year period ended October 31, 1994, and the related financial statement schedule, which reports appear or are incorporated by reference in the October 31, 1994, annual report on Form 10-K of Communication Cable, Inc. Our report on the Company's financial statements refers to the Company's adoption of the provisions of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes, as of November 1, 1993.



                                         KPMG Peat Marwick LLP

Raleigh, North Carolina
March 20, 1995